SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 20, 2001
                                                       ------------------



                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
              Exact name of registrant as specified in its charter




       DELAWARE                   File No. 1-8989           13-3286161
       --------                   ---------------           ----------
      (State or other            (Commission File          (IRS Employer
       jurisdiction of            Number)                   Identification
       incorporation)                                       Number)


            383 Madison Avenue, New York, New York           10179
            ---------------------------------------------------------
           (Address of principal executive offices)        (zip code)


    Registrant's telephone number, including area code:    (212)  272-2000
                                                           ---------------




                    245 Park Avenue, New York, New York   10167
                    -------------------------------------------
          (former name or former address, if changed since last report)

Item 5. Other Events
        ------------

Filed herewith is a copy of The Bear Stearns Companies Inc. (the "Company") Press Release, dated December 20, 2001, announcing earnings for the Company for the three months ended November 30, 2001, which includes the Unaudited Consolidated Statements of Income of the Company for the three and twelve months ended November 30, 2001 and November 30, 2000. All normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

                  (a)   Financial Statements of business acquired:

                           Not applicable.

                  (b)   Pro Forma financial information:

                           Not applicable.

                  (c)   Exhibit:

                          (99)     Press Release, dated December 20, 2001.



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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE BEAR STEARNS COMPANIES INC.



                                    By:    /s/ Marshall J Levinson
                                           -----------------------
                                           Marshall J Levinson
                                           Controller
                                          (Principal Accounting Officer)

Dated:   December 20, 2001



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                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX
                                  -------------


Exhibit No.         Description
-----------         -----------

(99)                Press Release, dated December 20, 2001



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For Immediate Release

Contact: Elizabeth Ventura (212) 272-9251
         Rebecca Haas      (212) 272-8188

                         THE BEAR STEARNS COMPANIES INC.
                 REPORTS FISCAL YEAR AND FOURTH QUARTER RESULTS;
                     DECLARES PREFERRED STOCK CASH DIVIDENDS

NEW YORK - December 20, 2001 - The Bear Stearns Companies Inc. (NYSE:BSC) today reported net earnings per fully diluted share of $1.08 for the fourth quarter ended November 30, 2001, down from $1.36 per share for the fourth quarter of 2000. Net income for the fourth quarter of 2001 was $154.9 million, down 20.6% from $195.2 million for the quarter ended November 30, 2000. Net revenues for the fourth quarter were $1.1 billion, down 18.7% from $1.4 billion for the comparable prior year period.

Fully diluted earnings per share for the fiscal year ended November 30, 2001 were $4.27, down 20.2% from $5.35 in the comparable prior year period. Net income for the full year was $618.7 million, also down 20.0% versus the twelve-month period ended November 30, 2000. Net revenues for fiscal year 2001 were $4.9 billion, a decrease of 10.4% from $5.5 billion in the prior fiscal year.

The annualized after-tax return on common stockholders' equity for the quarter ended November 30, 2001 was 13.9%. For the full year ended November 30, 2001, the after-tax return on common stockholders' equity was 13.7%.

Commenting on the quarter, James E. Cayne, chairman and chief executive officer of Bear Stearns, said, "The past year has undoubtedly been one of the most challenging years for the securities industry. Yet through these turbulent times, Bear Stearns has not lost its focus on providing outstanding service to our clients. We have closed some key transactions during the fourth quarter and the momentum generated over the past weeks and months has been encouraging. Furthermore, our fixed income businesses continued to perform well with record revenues for the year in our mortgage-backed and municipal areas. We are optimistic that we can build upon this activity and leverage these successes.



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"This year we also took tough but necessary  measures to lower our cost base and increase our revenue producing capabilities. By completing the first phase of our margin improvement program, we have taken $250 million out of the firm's annualized run-rate costs.

"Our success is to the credit of all of the people at Bear Stearns. I would like to thank all of my colleagues for their continued dedication and hard work, particularly during this difficult time."

A brief discussion of the firm's business segments follows:

CAPITAL MARKETS
---------------
Full Year

Net revenues in Capital Markets, which includes Institutional Equities, Fixed Income and Investment Banking, were $3.5 billion for the fiscal year ended November 30, 2001, a decrease of 0.7% versus the prior fiscal year.

o Institutional Equities net revenues for the full year declined 19.7% to $1.2 billion from $1.5 billion in fiscal 2000, reflecting the general downturn in the equities market.

o Fixed Income net revenues were $1.6 billion, up 46.6% from $1.1 billion in the comparable prior year period. The Federal Reserve's aggressive easing policy during the fiscal 2001 year - ten interest rate cuts totaling 450 basis points - contributed to the improvement in the fixed income market, driving revenues higher year-over-year. For the year, Bear Stearns ranked as the #1 issuer of mortgage-backed securities, up from #3 in the prior year. Bear Stearns also grew its underwriting market-share in asset-backed securities, municipal bonds and global collateralized debt obligations.



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


o Investment Banking net revenues for the full year were $717.2 million, down 25.7% from $965.4 million in the comparable prior year period. The decline in investment banking revenues reflects the continued industry-wide weakness in equity new issue volume and M&A activity. High grade, High Yield and Municipal underwriting activity showed improvement year-on-year, reflecting declining interest rates and increased investor activity.

Fourth Quarter

Capital Markets net revenues for the fourth quarter were $790.8 million, down 8.8% from $866.8 million for the fourth quarter ended November 30, 2000.

o Institutional Equities net revenues were $232.2 million, down 21.8% from $296.9 million for the fourth quarter of 2000. The equity trading environment during the quarter continued to be challenging. In particular, risk arbitrage revenues declined on reduced M & A activity. Lower customer transaction flow resulted in reduced equity derivative revenues.

o Fixed Income net revenues were $331.2 million, down 2.9% from $341.0 million in the comparable prior year period. Strong government bond revenues and increased revenues from mortgage-backed securities - reflecting increased new issue activity and secondary trading flows - contributed to the results. During the quarter, the company established reserves of approximately $32 million for potential losses from secured and unsecured exposure to Enron Corporation.

o Investment Banking net revenues were $227.4 million, essentially flat from the $229.0 million in the comparable prior year period. The general downturn in M&A activity persisted during the quarter but strong fixed income underwriting activity, primarily in municipals and debt capital markets, as well as improved equity underwriting revenues offset this decline.

GLOBAL CLEARING SERVICES
------------------------
Full Year

Net revenues in Global Clearing Services were $810.6 million, down 24.6% from $1.1 billion in the year 2000, principally due to reduced net interest revenues attributable to significantly lower levels of customer margin debt and customer short balances. Reduced transaction volume year over year also contributed to the overall decrease. Average customer margin debt balances for the year were $39.3 billion, versus $56.4 billion for the year ended November 30, 2000.

Fourth Quarter

Fourth quarter net revenues were $187.3 million, down 32.6% from $277.8 million in the fourth quarter of 2000. Net interest revenues declined due to lower customer margin debt balances, which averaged $32.5 billion in the fourth quarter of 2001, down from $52.9 billion in the prior year quarter. Commission revenues were also lower due to reduced transaction volume.

WEALTH MANAGEMENT
-----------------
Full Year

Net revenues in Wealth Management, which includes Private Client Services and Asset Management, were $543.5 million for the year, down 20.5% versus $683.8 million in fiscal 2000.

o Revenues from the Private Client Service area were $376.0 million down 30.0% for the year ended November 30, 2001 from $537.4 million for the full year of fiscal 2000 reflecting lower levels of individual investor activity.

o The Asset Management business reported revenues of $167.5 million for the full fiscal year 2001 up 14.4% from $146.4 million in the prior year. The improvement is primarily attributable to increased management fees on mutual fund and alternative investment products year over year. In line with the prevailing market conditions, performance-related fees declined year over year.



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



o Assets under management grew 24.1% during the fiscal year 2001 versus the fiscal year 2000 to $24.2 billion in assets under management as of November 30, 2001. Assets from alternative investment products also grew sharply, up 37.8% to $6.2 billion under management, from $4.5 billion last year. Additionally, mutual funds under management rose 43.9% during the fiscal year to $5.9 billion as of November 30, 2001.

Fourth Quarter

Wealth Management net revenues for the quarter were $137.0 million, down 13.9% from $159.1 million in the fourth quarter of 2000.

o Private Client Service revenues were $89.3 million in the fourth quarter of 2001, a decline of 25.0% from $119.1 million in the prior year quarter. The decline was primarily due to significantly reduced levels of retail investor activity.

o Asset Management net revenues were up 19.2% to $47.7 million for the fourth quarter of 2001 from $40.0 million in the prior year quarter. The increase in asset management revenues was driven by increases in management fees on the firm's mutual fund and alternative investment fund products and enhanced performance-based fees.

EXPENSES
--------
Full Year

o For the 12-months ended November 30, 2001, compensation as a percentage of net revenues was 51.5% versus 50.9% for the comparable period a year ago.

o Non-compensation expenses for the full year were $1.4 billion, down 4.7% from $1.5 billion the prior year. Included in non-compensation expenses are severance costs of $84.3 million related to firm-wide workforce reductions during 2001. In addition, approximately $50.0 million of non-recurring accelerated amortization and relocation expenses are included in the full fiscal year 2001 in connection with the company's move to its new world headquarters at 383 Madison Avenue. Expenses related to employment agency and professional fees were also down.


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


Fourth Quarter

o Compensation as a percentage of net revenues was 46.7% versus 52.2% for the quarter ended November 30, 2000.

o Non-compensation expenses were $386.8 million for the quarter, up 3.0% from the quarter ended November 30, 2000. Included in non-compensation expenses are severance costs of $65.7 million. Offsetting such expenses were savings relating to communications and technology, advertising and market development, employment agency and other professional fees. CAP Plan earnings were down, as net income was lower in the fourth quarter of 2001 versus the prior year quarter.


As of November 30, 2001 total capital, including stockholders' equity and long-term borrowings, was approximately $29.8 billion. Book value as of November 30, 2001 was $33.84 per share, based on 146,465,210 shares outstanding. The Company repurchased approximately 19.7 million shares of its common stock during the fiscal year pursuant to its share repurchase plan.


Preferred Cash Dividends Declared
---------------------------------
The Board of Directors of The Bear Stearns Companies Inc. declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable January 15, 2002 to stockholders of record on December 31, 2001. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share);
(ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable January 15, 2002 to stockholders of record on December 31, 2001.



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



Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. With approximately $29.8 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers prime broker and broker dealer clearing services, including securities lending. Headquartered in New York City, the company has approximately 10,500 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan; and an international presence in Beijing, Dublin, Herzliya, Hong Kong, London, Lugano, Milan, Sao Paulo, Seoul, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.


                                       ***
                            Financial Tables Attached


Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the Company's 2000 Annual Report to Stockholders and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" in the company's Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.



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A  conference  call to discuss  the firm's  results  will be held at 10:00 a.m.,
E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-305-1078 (or 1-703-871-3026 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of
the  call,   a  replay  will  be  available  on  our  Web  site  or  by  dialing
1-888-266-2081 (or 1-703-925-2533 for international callers), beginning at approximately 1:00 p.m., E.S.T. on December 20th 2001. The passcode for the replay is 5725538. If you have any questions regarding obtaining access to the conference call, please contact Rebecca Haas at 1-212-272-8188 or via email at rhaas@bear.com.



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